Exhibit 10.1

APPENDIX A

SECOND AMENDMENT TO THE

HEARTBEAM, INC.

2022 EQUITY INCENTIVE PLAN

Effective as of June 12, 2024, HeartBeam, Inc., a Delaware corporation (the “Company”), established, and the shareholders approved, the Company’s 2022 Equity Incentive Plan (the “2022 Equity Plan”). By adoption of this instrument, the Company now desires to amend (the “Second Amendment”) the First Amendment to the 2022 Equity Plan to increase the maximum number of shares available for issuance under the 2022 Plan by 3,000,000 from 5,900,000 to 8,900,000 shares.

1. This Amendment shall be effective as of the date it is approved by the Company’s shareholders at the Company’s 2024 Annual Meeting and shall be void in the absence of such approval.

2. Section 3(a)(i) of the 2022 Equity Plan (Shares Subject to the Plan) is hereby amended and restated in its entirety to read as follows:

a.“Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is:

(i) 8,900,000 Shares, plus up to 1,035,504 shares of Common Stock that may become available for issuance as a result of recycling of awards under the 2015 Equity Incentive Plan”

3. This Second Amendment shall only amend the provisions of the 2022 Equity Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect, unless the context indicates otherwise.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be signed by Branislav Vajdic, a duly authorized officer of the Company, on June 12, 2024.

Dated: June 12, 2024	/s/ Branislav Vajdic
Branislav Vajdic
Director and Chief Executive Officer